UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   __July 12, 2007___________________________

Inform Worldwide Holdings, Inc.
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(Exact name of registrant as specified in its charter)
                Florida                                                      0-29994                                           20-3379902
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                (State or other jurisdiction of jurisdiction)   (Commission File Number)     (IRS Employer identification No.)

2501 North Green Valley Parkway, Suite 110, Henderson, NV 89014
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(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

None
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective July 12, 2007, Inform Worldwide Holdings, Inc.’s (the “Company”) wholly owned subsidiary, One World Energy Corporation (“OWEC”), entered into a coal lease (the “Coal Lease”) with Charles D. and Todd E. Beckham (“Beckham”). Pursuant to the Coal Lease, OWEC leased from Beckham approximately 180 acres located in Monongahela Township, Greene County, Pennsylvania, for the purpose of mining and removing coal.

Pursuant to the terms of the Coal Lease, Beckham will receive a royalty of the greater of 10% of the coal selling price or $2.10 per ton.  Beckham will also receive an advance royalty payment of 1,000 restricted shares of the Company’s common stock, and, beginning July 11, 2009, a minimum monthly royalty of $500.

In addition, effective July 16, 2007, the Company entered into a coal bed methane lease (the “CBM Lease”) with Beckham for the same property for the purpose of exploring and extracting coal bed methane.

Pursuant to the terms of the CBM Lease, Beckham will receive 12.5% of the selling price of the coal bed methane produced.  Beckham will also receive a payment of 1,000 restricted shares of the Company’s common stock and, beginning August 1, 2008, a delay rental of $180 quarterly, until the Company begins the coal bed methane marketing on the property as contemplated in the CBM Lease.

Item 3.02 Unregistered Sales of Equity Securities

The information in Item 1.01 is hereby incorporated into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Coal Lease, dated as of July 12, 2007, between Charles D. and Todd E. Beckham and One World Energy Corporation
10.2	Coal Bed Methane Lease, dated as of July 16, 2007, between Charles D. and Todd E. Beckham and Inform Worldwide Holdings, Inc.
.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 INFORM WORLDWIDE HOLDINGS, INC.

By:     /s/ Ashvin Mascarenhas
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Name:  Ashvin Mascarenhas
Title: CEO and Director

Date:              July 24, 2007